UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  July 8, 2010

NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Dorfstrasse 19A Baar, Switzerland	6340
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 41 (41) 761-65-55

NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D Landmark Square 64 Earth Close Georgetown, Grand Cayman, Cayman Islands, BWI	KY-1 1206
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

P.O. Box 309 GT, Ugland House, S. Church Street
Georgetown, Grand Cayman, Cayman Islands, BWI
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-2(c))

This combined filing on Form 8-K is separately filed by Noble Corporation, a Swiss Corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Island Company (“Noble-Cayman”).  Any reference in this filing to “Noble”, ”Noble Corporation,” the “Company,” “we,” “us,” “our,” and words of similar meaning refer collectively to Noble-Swiss and its consolidated subsidiaries, including Noble-Cayman, after March 26, 2009 and to Noble Cayman and its consolidated subsidiaries for periods through March 26, 2009.

ITEM 7.01.	Regulation FD Disclosure.

The Company hereby incorporates by reference into this Item 7.01 the Noble Corporation and Subsidiaries Fleet Status Update as of July 8, 2010, which is attached as Exhibit 99.1 hereto and will be published on the Company’s website at http://www.noblecorp.com.  The report provides certain summary information about the operations of the drilling units of the Company.  The report is being furnished in accordance with Rule 101 (e) (1) under Regulation FD and shall not be deemed to be filed.

ITEM 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Noble Corporation and Subsidiaries Fleet Status Update as of July 8, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Noble Corporation, a Swiss corporation

Date: July 8, 2010	By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company

	By:	/s/ Dennis J. Lubojacky
Dennis J. Lubojacky
Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Noble Corporation and Subsidiaries Fleet Status Update as of July 8, 2010.